EXHIBIT 6(l)
                                  ------------
                                ESCROW AGREEMENT
                                ----------------

          ESCROW AGREEMENT made as of _________, 2002 by and among HSBC Bank USA, as Escrow Agent, having its principal place of business at 452 Fifth Avenue, New York, NY 10018, Attn: Issuer Services ("Escrow Agent"), SearchHelp, Inc. having its principal place of business at 1055 Stewart Avenue, Bethpage, NY 11714 (the "Issuer") and Robert M. Cohen & Co., Inc. having its principal place of business at 287 Northern Boulevard, Suite 112, Great Neck, NY 11021 (the "Placement Agent").



                              W I T N E S S E T H:
                             ---------------------


          WHEREAS, the Issuer has filed a registration statement on Form SB-1 (the "Registration Statement") under the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission (the "Commission"), File No. 333-88820, relating to the subscription for and sale of 8,000,000 units of the Issuer at $.50 per unit (the "Offering"), each unit (a "Unit") consisting of one (1) share of common stock, par value $.0001, of the Issuer, one (1) warrant to purchase one (1) share of common stock, par value $.0001, of the Issuer at $.75 and one (1) warrant to purchase one (1) share of common stock, par value $.0001, of the Issuer at $1.75;

          WHEREAS, prospective investors may from time to time purchase at least 5,000 Units each in accordance with the terms of the prospectus of the Issuer dated _____________, 2002, as amended and supplemented (the "Prospectus");

          WHEREAS, the Issuer and Placement Agent have requested that the Escrow Agent act as escrow agent for the funds to be received by the Issuer and the Placement Agent from such prospective investors (the "Subscribers") pursuant to the agreement governing subscriptions for the Units ("Subscription Agreement"); and

          WHEREAS, the Placement Agent has been named as placement agent in connection with the proposed offering of the Units in accordance with the terms of the placement agreement between the Placement Agent and Issuer to be dated simultaneously with effectiveness of the Registration Statement (the "Placement Agreement") to sell Units on the date ("Effective Date") the Registration Statement becomes effective with the Commission until the termination of the Offering ("Offering Period").

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

          1. APPOINTMENT. The Issuer and Placement Agent hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          2. ESCROW FUND. Each Subscriber must subscribe for no less than 5,000 Units. All funds received by the Placement Agent and the

               Issuer in connection with the sale of Units shall be deposited with the Escrow Agent as shall wire transfers received directly by the Escrow Agent from Subscribers (all of such funds, however transmitted, are referred to as the "Escrow Deposit(s)"). The Escrow Agent shall hold the Escrow Deposit in a non-interest bearing account. The Escrow Agent shall record the date of each deposit of each Subscribers funds, the name of such Subscriber (if by check) and amount of deposit. Such information will be available through monthly reports.

          3.   DISTRIBUTION OF ESCROW DEPOSIT.

               (a) The Escrow Agent shall not be obligated to disburse to any party any part of the Escrow Deposit until it has received notice in writing and certification two (2) days before an Offering Closing Date (as defined herein) ("Notice") by the Issuer and the Placement Agent that shall contain a list of the: (i) Subscribers who have tendered their Subscription Agreements, all related documentation, and their deposit checks or wire transfer, who have been, will be, or are being duly admitted as investors in the Issuer; and/or (ii) Subscribers whose subscriptions for Units have been rejected, canceled, or withdrawn.

               (b) Upon receipt of such Notice, the Escrow Agent shall be prepared on the Offering Closing Date to disburse all or a portion, as the case may be, of the Escrow Deposit as follows:
               (i) All Escrow Deposits received from Subscribers whom the Issuer and Placement Agent have indicated by the Notice have been, are being, or will be duly admitted as stockholders and warrant holders of the Issuer, shall, by wire transfer, be disbursed 90% to the Issuer and 10% to the Placement Agent; and (ii) All Escrow Deposits received from Subscribers who have been rejected or who have canceled or withdrawn their subscriptions for Units, as set forth in the Notice, shall be disbursed directly to such Subscribers by check at the addresses set forth in their Subscription Agreement. Each Notice shall specify the exact amounts to be disbursed to the Issuer and to the Placement Agent and shall provide the following necessary wire instructions:

                                    Issuer:

                                    [Bank]
                                    ABA
                                    For further credit to:
                                    SearchHelp, Inc. IPO Account
                                    Acct #
                                          --------------------

                                    Placement Agent:

                                    Chase Bank
                                    ABA 021000021
                                    For credit to: Robert M. Cohen & Co., Inc.
                                    Acct #891001034


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

               (c) The Issuer and the Placement Agent may give the Notice described in Paragraph 3(a) above one or more times.


          4. DISPOSITION AND TERMINATION. Closings during the Offering Period shall occur every other Thursday commencing with the second Thursday after the Effective Date until the end of the Offering Period. Any date upon which a closing shall occur is referred to in this Escrow Agreement as an "Offering Closing Date". Notwithstanding the foregoing, (i) if any such Thursday shall not be a Business Day, such closing shall be held on the next succeeding Business Day and (ii) if the total amount of subscriptions for Units held by the Escrow Agent ("Pending Subscriptions") as of any scheduled Offering Closing Date shall be less than $2,500, no closing shall be held on such date, and
               (iii) the  Escrow  Agent  shall  give  notice to the  Issuer  and
               Placement Agent at any time that there shall be Pending Subscriptions of at least $25,000 and a closing shall then be held within two (2) Business Days after such notice is given. As used herein, Business Day shall mean any day other than a Saturday, Sunday or other day on which the Escrow Agent is authorized or required by law or executive order to close.

          5. ESCROW AGENT. The Escrow Agent undertakes to perform only such duties, as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Issuer or Placement Agent. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court


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

               of competent jurisdiction. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          6. SUCCESSION. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving ten (10) days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

          7. FEES. The Issuer agrees to (i) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, as described in Schedule 2 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

          8. INDEMNITY. The Issuer and the Placement Agent shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnities") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Escrow Agreement, except in the case of any indemnities to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnities, or (ii) its following any instructions or other directions from the Issuer or the Placement Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

          9. NOTICES. All communications hereunder shall be in writing and shall be deemed to be duly given and received; (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile; (ii) on the next Business Day if sent by overnight courier; or (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the

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

               appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have finished to the other parties in writing by registered mail, return receipt requested. Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this
               Section 9, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent in its sole discretion shall determine that an emergency exists, the Escrow Agent may use such other means of communication, as the Escrow Agent deems appropriate.

          10. MISCELLANEOUS. The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only in writing signed by all of the parties hereto. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in
               Section 6, without the prior consent of the other parties. This Escrow Agreement shall be governed by and construed under the laws of the State of New York without giving effect to conflicts of law principles. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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
          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth in Schedule 1.

                         ESCROW AGENT:

                         HSBC BANK USA, as Escrow Agent

                         By:
                            -----------------------------------------------
                         Name:
                            -----------------------------------------------
                         Title:
                            -----------------------------------------------


                         ISSUER:

                         SEARCHHELP, INC.

                         By:
                            -----------------------------------------------
                             Name:  William Bozsnyak
                             Title: President and Chief Executive Officer


                         PLACEMENT AGENT:

                         ROBERT M. COHEN & CO., INC.

                         By:
                            -----------------------------------------------
                         Name:  Robert M. Cohen
                         Title: President


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

                                   Schedule 1
                                   ----------

Effective Date:
                                    -----------------------
Name of Issuer:                     SearchHelp, Inc.
Issuer Notice Address:              1055 Stewart Avenue
                                    Bethpage, NY 11714

Name of Placement Agent:            Robert M. Cohen & Co., Inc.
Placement Agent Notice Address:     287 Northern Boulevard, Suite 112
                                    Great Neck, NY 11021

Investment:
                                    -----------------------

Name of Escrow Agent:               HSBC Bank USA
Escrow Agent notice address:        452 Fifth Avenue
                                    New York, NY  10018

Account number:
                                    -----------------------

Escrow Agent's compensation:        See Schedule 2

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
                                   Schedule 2
                                   ----------


{LOGO}

HSBC Bank USA
-------------
452 Fifth Avenue, New York, New York 10018 - 0200
-------------------------------------------------

Issuer Services
---------------

                                SCHEDULE OF FEES
                                ----------------

                                 for services as
                        Escrow Agent for SearchHelp, Inc.


ACCEPTANCE FEE: .......................................................$6,500.00
---------------

     This one-time fee covers the acceptance of our appointment review and consideration of the documents, meetings with interested parties, consultation with attorneys, and establishment of procedures to perform the services required by all the documents.


ANNUAL ADMINISTRATION FEE:................................................WAIVED
-------------------------

     This covers the ordinary administrative and operational responsibilities of
     the  Escrow  Agent  including  all   disbursements   and  required  account
     statements.

HOLDERS IN EXCESS OF 100 WILL BE CHARGED $15.00 PER HOLDER UP TO 150 HOLDERS, HOLDERS IN EXCESS OF 150 WILL BE CHARGED $20.00 PER HOLDER.

LEGAL FEE: ..............................................................AT COST
---------

     This is a one-time fee for professional services rendered in connection with the review and execution of the governing agreements.

OUT-OF-POCKET EXPENSES : ................................................AT COST
-----------------------

These expenses are those incurred by us on your behalf to effectively service your account on a day-to-day basis. They include, but are not limited to, the following items: accountant and counsel fees, postage, stationary, expressmail, telephone and facsimile charges. A detailed explanation for each expense will be included on your billing statement. This is a one-time fee for professional services rendered in connection with the review and execution of the governing agreements.

The fees set forth above are subject to change should circumstances warrant. reimbursement for all out-of-pocket expenses will be added to the billed fees. We reserve the right to amend this Schedule of Fees or withdraw as the proposed trustee pending review of the final documents and agreement with respect to the duties, responsibilities and indemnification of the Escrow Agent. Any fees charged for services not specifically covered in this schedule will be assessed in amounts commensurate with services rendered. If the transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance, legal counsel fees and any out-of-pocket expenses.


                                                                   June 14, 2002

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